                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement") is made and entered into effective as of the date set forth on the signature page hereof (the "Effective Date"), by and among ENRON CORP., an Oregon corporation ("Enron"), ENRON ENERGY SERVICES, LLC, a Delaware limited liability company ("EES"), and EMW ENERGY SERVICES CORP., a Delaware corporation ("EMW"). Enron, EES and EMW are sometimes individually referred to herein as a "Party" and sometimes collectively referred to herein as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, as of the Effective Date and pursuant to that certain Contribution and Subscription Agreement, dated as of December 23, 1999 (the "Contribution Agreement"), among EES, EMW and certain other Persons (such Persons other than EES and EMW are referred to herein collectively as the "Investors"), EES has contributed certain assets and services to EMW and the Investors have contributed cash to EMW, all on the terms and conditions set forth in the Contribution Agreement;

         WHEREAS, as a condition of and as an inducement to the Investors to enter into the Contribution Agreement, the Parties agreed to enter into this Agreement; and

         WHEREAS, Enron and EES have indicated to the Investors, in order to induce the Investors to enter into the Contribution Agreement, that it is their intent and desire, from and after the Effective Date and until the date of termination of this Agreement, to conduct any business that would constitute Prohibited Business (as hereafter defined) through EMW, subject to the exceptions referenced in Section 2.2 hereof;

         NOW, THEREFORE, for and in consideration of the terms and conditions set forth in the Contribution Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 The following capitalized terms when used in this Agreement shall have the meanings set forth below for such terms (with terms defined in the singular having the corresponding meaning when used in the plural and vice versa), while other terms are defined where used in this Agreement:

         "CHANGE OF CONTROL" means a transaction is consummated by which Enron (or any successor of Enron) merges or consolidates with any other Person; PROVIDED, HOWEVER, that any such merger or consolidation shall not constitute a "Change of Control" in the event that (a) the stockholders of Enron on the date immediately preceding the date of consummation of the merger or consolidation (or if a tender or exchange offer was consummated in connection with such merger or consolidation, then immediately preceding the date of consummation of such tender or exchange offer) beneficially own, on the date immediately following the consummation of such merger or consolidation, fifty-one percent (51%) or more of the outstanding shares of common stock of the surviving Person (or if the surviving Person is a subsidiary of another Person, then of such other
Person), or (b) the individuals who constitute the members of Enron's board of directors on the date immediately preceding the date of consummation of the merger or consolidation (or if a tender or exchange offer was consummated in connection with such merger or consolidation, then immediately preceding the date of consummation of such tender or exchange offer) constitute at least a majority of the board of directors of the surviving Person (or if the surviving Person is a subsidiary of another Person, then of such other
Person) on the date immediately following the consummation of such merger or consolidation.

         "COMMON STOCK" means shares of common stock of EMW, $.01 par value per share.

         "CONTROLLED AFFILIATE" means in the case of a Person, any other Person in which the first Person (a) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such other Person, or (b) has, directly or indirectly, the power or authority, through the ownership of voting securities, by contract or otherwise, to (i) designate or elect more than fifty percent (50%) of the board of directors or governing body of such Person, or (ii) direct or control the direction of the management of the other Person (and not merely influence) in a manner comparable to that which would normally be obtained by owning more than fifty percent (50%) of the outstanding voting securities thereof, including by serving as a general partner in a general or limited partnership or a managing member of a limited liability company. For purposes of this Agreement only, Cortez shall be deemed to be a Controlled Affiliate of Enron, and EMW and its Controlled Affiliates shall in no event be deemed to be a Controlled Affiliate of Enron, EES or any of their Controlled Affiliates.

         "CORTEZ" means Cortez Energy Services, LLC, a Delaware limited liability company.

          "EQUITY SECURITIES" has the meaning set forth in Rule 3a11-1 under the Securities Exchange Act.

         "GOVERNMENTAL AUTHORITY" means a federal, state, local or foreign governmental or regulatory authority, including the United States of America; a state, province, commonwealth, territory or district thereof; a county or parish, a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer or other representative of any of the foregoing.

         "HOLDER" means a holder of Initial Party Securities.

         "INITIAL PARTY SECURITIES" means the Common Stock and Common Stock Equivalents (each as defined in the Stockholders Agreement) that are then held by any Investor Group Holder (as defined in the Stockholders Agreement) who is an Initial Party (as defined in the Stockholders Agreement) or a Permitted Investor Transferee (as defined in the Stockholders Agreement) thereof.

         "NONCOMPETITION PERIOD" means that period commencing on the Effective Date and ending on the date which is the fifth (5th) year anniversary of the Effective Date.

         "PERSON" means a natural person, a corporation, a limited liability company, a joint stock company, a partnership, a limited partnership, a joint venture, a trust, an estate, an unincorporated organization, association, agency or any other entity.

         "RETAIL" means any marketing, sale or other business to or with a Person who to the knowledge of Enron or EES or any of their respective Controlled Affiliates is the ultimate recipient or ultimate customer of commodities, products or services for final consumption or final use, and, to the knowledge of Enron, EES or any of their respective Controlled Affiliates, does not intend to resell, further distribute or disseminate such commodities, products or services, or purchase them for the account of any other Person.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of this Agreement by and among EMW, EES, DLJMB Funding II, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V., DLJ EAB Partners, L.P., DLJ ESC II, L.P., G.E. Capital Equity Investments, Inc., the California Public Employees' Retirement System, the Ontario Teachers' Pension Plan Board and Cortez Energy Services, LLC.

          "UNITED STATES" means the fifty (50) states within the United States, and the District of Columbia, but excluding any United States territories or possessions, such as Puerto Rico.

         1.2 Unless otherwise provided or unless the context clearly requires otherwise, all references to "Articles" and "Sections" are to Articles and Sections of this Agreement; and all uses of "include" or "including" mean "including, without limitation" or "including, but not limited to".

                                   ARTICLE II
                             COVENANT OF NONCOMPETE

         2.1 Except as permitted by Section 2.2 hereof, during the Noncompetition Period neither Enron, EES nor any of their respective Controlled Affiliates will:

                  (a) enter into a contract or agreement directly with any natural Person for the Retail sale of natural gas or electricity to such natural Person for his or her own account and not for commercial purposes in the United States (such natural Persons meeting the foregoing qualifications are referred to herein as "Residential Energy Customers"); or

                  (b) other than with respect to EMW and its Controlled Affiliates, acquire any interest, directly or indirectly, in any Equity Securities of any Person who has contracts or agreements directly with any natural Person for the Retail sale of natural gas or electricity to Residential Energy Customers; or

                  (c) other than with respect to EMW and its Controlled Affiliates, operate, manage or otherwise conduct the business of selling natural gas or electricity at Retail directly to any Residential Energy Customers or provide consulting or advisory services in connection with the operation or management of any such business; provided that the foregoing shall not preclude the wholesale sale of natural gas and/or electricity (or any derivative products or services provided in connection therewith).

         Any business or activities of Enron, EES or their respective Controlled Affiliates prohibited or restricted by the terms of this Section 2.1 are referred to individually and collectively as the "Prohibited Business."

         2.2 Notwithstanding any provision in this Agreement to the contrary, neither Enron, EES nor any of their respective Controlled Affiliates shall be prohibited or restricted from any or all of the following activities or businesses:

                  (a) The acquisition, directly or indirectly (including by way of stock purchase, stock exchange or merger or consolidation), and thereafter the ownership, by Enron, EES or any of their respective Controlled Affiliates (the "Acquiring Person") of Equity Securities of any Person which has a class of Equity Securities registered under the Securities Exchange Act and is engaged in the Prohibited Business if, immediately following such acquisition, Enron, EES (so long as EES is a Controlled Affiliate of Enron) and their respective Controlled Affiliates will not beneficially own, in the aggregate, Equity Securities that represent more than five percent (5%) of the economic or voting interest of such Person.

                  (b) The acquisition, directly or indirectly (including by way of stock purchase, stock exchange or merger or consolidation), and thereafter the ownership, by an Acquiring Person of less than all of the Equity Securities of any Person engaged in the Prohibited Business where the fair market value of the Prohibited Business of the Person whose Equity Securities are acquired on the date of the acquisition (or the date of the entering into of the agreement providing for such acquisition, if earlier) constitutes no more than Twenty Million Dollars (U.S.$20,000,000), as such fair market value is determined in good faith by the Acquiring Person. Following any acquisition of less than all of the Equity Securities of such a Person, if at any time the Acquiring Person still holds some or all of such Equity Securities and the fair market value of the Prohibited Business of the Person whose Equity Securities are held by the Acquiring Person then exceeds Twenty Million Dollars (U.S.$20,000,000), as determined in good faith by the Acquiring Person, then Enron and EES shall not, and shall cause their respective Controlled Affiliates not to, conduct business with the Prohibited Business activities of such Person except in transactions negotiated at arms-length and for fair value.

                  (c) The acquisition, directly or indirectly (including by way of stock purchase, stock exchange or merger or consolidation), and thereafter the ownership, operation and conduct of business, by an Acquiring Person of all of the Equity Securities of any Person engaged in the Prohibited Business or all or any portion of the assets of any Person engaged in the Prohibited Business where (i) in the case of an acquisition of Equity Securities, the fair market value of the Prohibited Business of the Person whose Equity Securities are acquired on the date of the acquisition (or the date of the entering into of the agreement providing for such acquisition, if earlier) constitutes no more than Twenty Million Dollars (U.S.$20,000,000), as such fair market value is determined in good faith by the Acquiring Person, and (ii) in the case of an acquisition of assets, the fair market value of the acquired assets constituting the Prohibited Business on the date of the acquisition (or the date of the entering into of the agreement providing for such acquisition, if earlier) constitutes no more than Twenty Million Dollars (U.S.$20,000,000), as such fair market value is determined in good faith by the Acquiring Person.

                  (d) The acquisition, ownership, operation and/or conduct of business, directly or indirectly (including by way of stock purchase or merger or consolidation), by Enron, EES or any of their respective Controlled Affiliates of all or any portion of, or with, any Person (or any of its securities, businesses or assets) that is classified or commonly known as:

                           (i) a "public utility company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended and in effect on the Effective Date hereof ("PUHCA"), and is regulated under state law as a "public utility" and subject to the jurisdiction of the applicable state public utility or public service commission for regulation of Persons with customers within franchise service areas (this exception covers both "gas utility companies" and "electric utility companies," and includes any "public utility company" that is included within a holding company system under PUHCA);

                           (ii) a Governmental Authority or any Person controlled, directly or indirectly, by a Governmental Authority, including municipalities, municipal utility districts, and public power authorities; or

                           (iii)    a cooperative.

         The activities permitted by this Section 2.2(d) shall apply whether or not any Person in clauses (i), (ii) and (iii) of this Section 2.2(d) engages in any Prohibited Business and whether or not Enron, EES or any of their respective Controlled Affiliates serves as "default provider" with respect to any Residential Energy Customers.

                  (e) Any business or activities that are conducted directly or indirectly (including through Controlled Affiliates) by (i) Azurix Corp., a Delaware corporation ("Azurix"), (ii) Citrus Corporation, a Delaware corporation ("Citrus"), (iii) Enron Renewable Energy Corp., a Delaware corporation ("EREC"), (iv) EOTT Energy Partners, L.P., a Delaware limited partnership ("EOTT"), (v) Northern Border Partners, L.P., a

         Delaware limited partnership ("NBP"), (vi) Portland General Electric Company, an Oregon corporation ("PGE"), or (vii) any Person
         (other than any Person referenced in clauses (i) through (vi) of this subparagraph (e)) in whom Enron, EES or any Controlled Affiliate of Enron or EES on the Effective Date owns fifty percent (50%) or less of the issued and outstanding voting securities, PROVIDED, HOWEVER, that clause (vii) shall not permit Enron, EES or any of their respective Controlled Affiliates to, directly or indirectly, use such Person to form or enter into a joint venture (of whatever structure or legal entity) that will enter into any Prohibited Business. Enron and EES agree that they and their respective Controlled Affiliates will not, in their capacity as a stockholder of any of the Persons referenced in clauses (i) through (vii) of this Section 2.2(e), unless otherwise required by fiduciary duties under applicable law, vote their stock held in such Persons in such a manner, or otherwise use their position as a stockholder, so as to cause any activity prohibited by this Agreement; PROVIDED, HOWEVER, that the foregoing agreement by Enron and EES shall not restrict in any manner whatsoever the ability of any officer, director or employee of any of the Persons referenced in clauses (i) through (vii) of this Section 2.2(e) from exercising any of their fiduciary duties under applicable law as an officer, director or employee of any such Persons, whether or not such officer, director or employee of such Person is also an officer, director or employee of Enron, EES or any of their respective Controlled Affiliates. Enron represents that as of the date hereof and to the actual knowledge of the executive officers listed on EXHIBIT A hereto, none of Azurix, Citrus, EREC, EOTT or NBP is currently engaged in or is planning to engage in, directly or indirectly, any Prohibited Business, except that EREC, through its Controlled Affiliates or other Persons, is or may be engaging in activities within the Prohibited Business from or relating to the sale of electric energy from wind turbines or projects developed by such Persons involving wind turbines to Residential Energy Customers.

                  (f) The acquisition, directly or indirectly (including by way of stock purchase or merger or consolidation), by an Acquiring Person of Equity Securities or assets of any Person that is engaged in the Prohibited Business not permitted by the provisions of Section 2.2(a), (b), (c), (d) or (e) hereof; PROVIDED, HOWEVER, that prior to or following such acquisition the Acquiring Person complies with the provisions described in Section 2.3 hereof.

         2.3 If an Acquiring Person acquires less than all of the Equity Securities of a Person pursuant to Section 2.2(f) hereof, EMW shall have an option to participate in the investment in the Equity Securities held by the Acquiring Person (either directly or indirectly through the ownership of another security or contract right with such Acquiring Person) in a manner that will allow EMW to recognize the value of the Prohibited Business conducted by such Person ("Investment Option") pursuant to the terms of this Section 2.3. If an Acquiring Person acquires all of the Equity Securities of a Person engaged in the Prohibited Business or all or any portion of the assets of a Person engaged in the Prohibited Business pursuant to Section 2.2(f) hereof, EMW shall have an option to either (at the election of the Acquiring Person) purchase the Equity Securities of the Prohibited Business or the assets comprising the Prohibited Business, including the capital stock of any subsidiary engaged in the Prohibited Business (the "Offered Business"), as follows:

                  (a) Prior to or within sixty (60) days following the Acquiring Person's acquisition of Equity Securities or the Offered Business referred to above, the Acquiring Person shall deliver to EMW written notice of the Investment Option or the Offered Business, as the case may be ("Option Notice"), which Option Notice shall specify the terms and conditions by which EMW may participate in the investment of the Equity Securities or acquire the Offered Business, including the consideration to be paid by EMW and the projected closing date for such investment or acquisition. The Acquiring Person also shall provide to EMW (subject to the execution of a customary confidentiality agreement and the receipt of any necessary consents from other Persons) in conjunction with such Option Notice, any and all information concerning the Investment Option or the Offered Business within the Acquiring Person's possession as is requested by EMW.

                  (b) Within thirty (30) days following the receipt of the Option Notice, EMW shall notify the Acquiring Person in writing of whether EMW desires to (i) participate in the investment with respect to the Investment Option or (ii) acquire the Offered Business. If EMW delivers written notice to the Acquiring Person within such thirty (30) day period that EMW desires to participate in the investment or acquire the Offered Business (the "Election Notice"), then EMW and the Acquiring Person shall thereafter negotiate in good faith for a period of thirty (30) days with respect to the terms and conditions (including the consideration to be paid by EMW) by which EMW will (A) participate in the Investment Option or (B) acquire the Offered Business, and in each case that will permit the Acquiring Person the ability to close such investment or acquisition by the projected closing date specified in the Option Notice.

                  (c) If (i) EMW fails to deliver to the Acquiring Person an Election Notice within the thirty (30) day period afforded to EMW, or (ii) EMW otherwise indicates to the Acquiring Person that it does not wish to participate in the Investment Option or to acquire the Offered Business, or (iii) EMW and the Acquiring Person are not able, after negotiating in good faith, to mutually agree on the terms of the Investment Option or for the purchase of the Offered Business within the thirty (30) day period following the delivery of the Election Notice, then in any such case the Acquiring Person may acquire the Equity Securities or the Offered Business (if it has not already done so) but must thereafter divest the Equity Securities (or that portion of the value of the Equity Securities attributable to the Prohibited Business of the issuer of the Equity Securities, by a sale of tracking stock, derivatives or otherwise with respect to the Prohibited Business, so that the Acquiring Person has effectively divested the value of the Prohibited Business) or the Offered Business, as the case may be, within one (1) year following the consummation of the acquisition thereof, subject to the expiration of all waiting periods and the receipt of all necessary approvals of any Governmental Authority in connection therewith.

                  (d) For a period of thirty (30) days following the date of the delivery of the Option Notice (or, if applicable, such earlier date as EMW has notified the Acquiring Person that it will not make an Election Notice), the Acquiring Person and EMW shall negotiate exclusively with each other with respect to the transactions contemplated by the Option Notice.

                  (e) The Acquiring Person and EMW agree that any participation by EMW in the Investment Option or an acquisition of the Offered Business shall be subject to compliance with all laws, rules and regulations of any applicable Governmental Authority.

                  (f) The rights of EMW under this Section 2.3 with respect to EMW's option to participate in an Investment Option or to acquire the Offered Business may not be assigned or otherwise transferred by EMW to any Person in whole or in part without the prior written consent of the Acquiring Person, which may be granted or withheld in the sole and unfettered discretion of the Acquiring Person.

         2.4 This Agreement shall automatically terminate and be of no force and effect, without further action by any Person, at any time following the date which is the third (3rd) year anniversary of the Effective Date and prior to the expiration of the Noncompetition Period in the event that both of the following tests are satisfied:

                  (a) Enron and its Controlled Affiliates cease to, individually or collectively, directly or indirectly, hold at any time the beneficial interest in and to at least fifteen percent (15%) of the aggregate number of shares of the then issued and outstanding Common Stock calculated on a fully-diluted basis (determined by dividing (i) the sum of the number of shares of Common Stock then owned by Enron and its Controlled Affiliates and the number of shares of Common Stock then issuable to Enron and its Controlled Affiliates pursuant to all outstanding rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (whether or not such securities are then exercisable or convertible) by (ii) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock then issuable pursuant to all then outstanding rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (whether or not such securities are then exercisable or convertible), with such quotient expressed as a percentage); and

                  (b) fewer than fifteen percent (15%) of the directors of EMW are Persons who are employees, officers or directors of Enron or any of its Controlled Affiliates.

         2.5      (a)      In the event of a Change of Control that occurs after
         an Initial Public Offering (as defined in the Stockholders Agreement), this Agreement shall terminate and be of no force or effect immediately upon such Change of Control. In the event of a Change of Control that occurs prior to an Initial Public Offering, the surviving Person in any merger or consolidation that results in such Change of Control (the "Surviving Person"), whether or not such Surviving Person is Enron, will continue to be subject to this Agreement as if the Surviving Person were Enron, unless such Surviving Person makes an offer to purchase the Initial Party Securities in the manner and on the terms set forth below in this Section 2.5, in which case this Agreement shall terminate and be of no force or effect as of such Change of Control, subject to the Surviving Person complying with the provisions of this
         Section 2.5, and regardless of whether or not any of the Initial Party Securities are tendered and purchased pursuant to the offer made pursuant hereto.

                  (b) If the Surviving Person elects to comply with the provisions of this paragraph, it will by written notice to each of the Holders (given in the manner set forth in the Stockholders Agreement), make an offer (the "Change of Control Offer") to purchase from each such Holder all, but not less than all, of the Initial Party Securities held by such Holder at the fair market value thereof determined as set forth below (the "Change of Control Value"). The Surviving Person shall make the Change of Control Offer as promptly as practicable after the consummation of the transaction resulting in the Change of Control. Upon receipt of a Change of Control Offer, the Holders and the Surviving Person shall have fifteen (15) days to attempt to agree upon the Change of Control Value. If Holders of a majority of the Initial Party Securities and the Surviving Person agree within such fifteen
         (15)-day period on such Change of Control Value, then the Change of Control Value as so agreed shall be the Change of Control Value at which the Surviving Person will purchase all Initial Party Securities that are tendered pursuant to the Change of Control Offer. If Holders of a majority of the Initial Party Securities and the Surviving Person cannot agree on such value, EMW, as soon as practicable following such fifteen (15)-day period after receipt of the Change of Control Offer (or earlier upon notice of the Surviving Person and the Holders of a majority of the Initial Party Securities that they cannot agree on the Change of Control Value), will cause the Change of Control Value to be determined by an independent qualified appraiser (i.e., an appraiser that is unaffiliated with any of the holders of the Initial Party Securities, the Surviving Person or EMW and who has at least five years experience in appraising equity securities of privately held companies) selected by the Special Committee (as defined in the Stockholders Agreement) and reasonably acceptable to the Surviving Person and Holders of a majority of the Initial Party Securities (such appraisal being herein referred to as the "Change of Control Appraisal"). In conducting any Change of Control Appraisal, the appraiser shall, in accordance with customary investment banking practice, determine the Change of Control Value based on the proportionate value represented by the Initial Party Securities of the value of the entire Fully-Diluted Common Stock (as defined in the Stockholders Agreement) of EMW, without discount for the fact that the Initial Party Securities are subject to transfer restrictions or represent a minority interest in EMW, with any warrants included in such Initial Party Securities being valued on an as exercised basis net of exercise price whether or not they are then exercisable. EMW shall furnish a copy of the Change of Control Appraisal to the Surviving Person and the Holders of Initial Party Securities. EMW shall use commercially reasonable efforts to have the Change of Control Appraisal completed within thirty (30) days following its receipt of the Change of Control Offer. The Change of Control Value determined in the Change of Control Appraisal shall be the price used for purposes of the Change of Control Offer. The cost of any Change of Control Appraisal shall be borne by EMW.

                  (c) Following its receipt of the Change of Control Appraisal or agreement as to the Change of Control Value as set forth above, each Holder of Initial Party Securities shall have fifteen (15) days to give written notice to the Surviving Person that such holder wishes to sell all, but not less than all, of the Initial Party Securities then held by such Initial Party pursuant to the terms of the Change of Control Offer at the Change of Control Value, whereupon the Surviving Person shall purchase such Initial Party Securities at such Change of Control Value in accordance with
         Section 2.5(d), it being agreed for purposes of the foregoing that the DLJMB Investors (as defined in the Stockholders Agreement) shall be treated as a single Initial Party for purposes of this Section 2.5.

                  (d) The closing of the purchase of any Initial Party Securities pursuant to a Change of Control Offer will take place at the offices of EMW in Houston, Texas on the fifth Business Day after expiration of the fifteen (15)-day period referred to in paragraph (b) above, unless otherwise agreed by the Holders and the Surviving Person; PROVIDED, HOWEVER, that any such closing shall be delayed, to the extent required, until two Business Days following the expiration of any required waiting periods under the HSR Act and FPA (each as defined in the Stockholders Agreement) and the obtaining of all other governmental approvals deemed reasonably necessary by any participating Holder or the Surviving Person. At the closing, the Surviving Person will pay the Change of Control Value for the Initial Party Securities tendered pursuant to the Change of Control Offer in cash (by wire transfer) solely upon each participating Holder's delivery to the Surviving Person of valid certificates or instruments evidencing all of the Initial Party Securities then being purchased from such Holder. Certificates or instruments representing such Initial Party Securities will be duly endorsed (with signature guaranteed) for delivery to the Surviving Person. In connection with the delivery of such certificates or instruments to the Surviving Person, the participating Holder will execute such written evidence as the Surviving Person may reasonably request to represent and warrant to the Surviving Person that the Initial Party Securities are owned by such Holder free and clear of all liens, adverse claims, and other encumbrances other than as provided in the Stockholders Agreement. The holders of Initial Party Securities will, as a condition to participating in the Change of Control Offer, agree to promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by the Surviving Person to effect more fully the sale of any Initial Party Securities as provided by this Section 2.5.

                  (e) The rights and obligations of the Surviving Person under this Section 2.5 with respect to the purchase of any Initial Party Securities may be transferred in whole but not in part by the Surviving Person to a Controlled Affiliate of the Surviving Person so long as the Surviving Person remains obligated hereunder in the event such Person does not perform its obligation hereunder.

         2.6 This Agreement shall be automatically terminated with respect to EES (but not as to Enron), without further action by any Person, at such time as EES ceases to be a Controlled Affiliate of Enron and PROVIDED that all Equity Securities of EMW then held by EES, if any, are transferred to Enron or more or more Controlled Affiliates of Enron at such time.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1      GOVERNING LAW; VENUE; SUBMISSION TO SERVICE OF PROCESS.

         (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         (b) THE PARTIES AGREE THAT THE STATE OF DELAWARE SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT AND THAT THE PARTIES HEREBY CONSENT TO SUITS IN THE COURTS OF THE STATE OF DELAWARE AND WAIVE THE DEFENSES OF PERSONAL JURISDICTION, SERVICE AND VENUE.

         3.2 EXCLUSIVE REMEDY; LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT AS PROVIDED IN SECTION 3.3 OF THIS AGREEMENT, THE PARTIES AGREE THAT THE RECOVERY BY ANY PARTY HERETO (THE "CLAIMANT") OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY ANY OTHER PARTY OR PARTIES (THE "BREACHING PARTY") OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS OR ANY OTHER MATTER OR CLAIM UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE CLAIMANT AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT, AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE CLAIMANT FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT CONSTITUTING PART OF A THIRD PARTY CLAIM SUFFERED OR INCURRED BY THE CLAIMANT AS A RESULT OF THE BREACH OR OTHER ACTION OR MATTER BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT.

         3.3 SPECIFIC PERFORMANCE. The Parties agree that to the extent permitted by applicable Law, the provisions of this Agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         3.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                  If to Enron, to:

                  Enron Corp.
                  1400 Smith Street
                  Houston, Texas  77002
                  Attention:  General Counsel
                  Facsimile:  713/853-3920

                  If to EES, to:

                  Enron Energy Services, LLC
                  1400 Smith Street
                  Houston, Texas  77002
                  Attention:  General Counsel
                  Facsimile:  713/646-2379

                  If to EMW, to:

                  EMW Energy Services Corp.
                  c/o Enron Energy Services, LLC
                  1400 Smith Street
                  Houston, Texas  77002
                  Attention:  General Counsel
                  Facsimile:  713/646-2379

         Each such notice or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 3.4 (with confirmation of transmission), or (b) if given by any other means, when delivered at the address specified in this
Section 3.4. Any Party by notice given in accordance with this Section 3.4 to the other Party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         3.5 SEVERABILITY. In the event that any portion of this Agreement or the application hereof to any circumstance shall be determined to be unenforceable, the Parties expressly agree that the same shall not affect, diminish or impair the other provisions of the Agreement or the application of this Agreement to any other circumstances and that this Agreement would be executed and delivered notwithstanding the unenforceability of such portion of such Section or the application of this Agreement to such circumstance. If the provisions of this Agreement should ever be deemed to exceed the time, scope or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or geographic limitations permitted.

         3.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement among the Parties with respect to the matters set forth herein and this Agreement shall not be modified, altered, amended or revoked except by an instrument in writing executed by all of the Parties.

         3.7 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

         3.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


         EXECUTED EFFECTIVE as of the 6th day of January, 2000.


                                 ENRON CORP.


                                 By:      /s/ J. MARK METTS
                                    ------------------------------------------
                                 Name:    J. Mark Metts
                                      ----------------------------------------
                                 Title:   Executive Vice President--Corp.
                                       ---------------------------------------
                                          Development
                                       ---------------------------------------


                                 ENRON ENERGY SERVICES, LLC


                                 By:      /s/ MARK S. MULLER
                                    ------------------------------------------
                                 Name:    Mark S. Muller
                                      ----------------------------------------
                                 Title:   Sr. Vice President
                                       ---------------------------------------


                                 EMW ENERGY SERVICES CORP.


                                 By:      /s/ JIMMIE L. WILLIAMS
                                    ------------------------------------------
                                 Name:    Jimmie L. Williams
                                      ----------------------------------------
                                 Title:   Vice President
                                       ---------------------------------------

                                    EXHIBIT A
                                       TO
                            NONCOMPETITION AGREEMENT


                            ENRON OFFICERS' KNOWLEDGE




1.       Kenneth L. Lay

2.       Jeffrey K. Skilling

3.       Joseph Sutton

4.       Lou Pai

5.       Mark S. Muller

6.       Jimmie Williams

7.       Robert D. Eickenroht